UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): August 20, 2008

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road

Atlanta, Georgia 30328

(Address of Principal Executive Offices)

(770) 206-4200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 20, 2008, the Board of Directors of Mueller Water Products, Inc. (the “Company”) approved amendments to Section 2.03 of the Company’s restated Bylaws. The primary changes implemented by the amendments, which were effective immediately upon approval, are described below.

1.	The amended Bylaws clarify that stockholders seeking to nominate directors or propose other business at a meeting must comply with the advance notice provisions in Section 2.03, while stockholders seeking to have a stockholder proposal considered for inclusion in the Company’s annual proxy statement must comply with the notice requirements applicable to stockholder proposals under the federal proxy rules.

2.	The amended Bylaws clarify the advance notice deadlines in Section 2.03(A)(2), which establish when a stockholder must notify the Company that it intends to nominate directors or propose other business at an annual meeting of stockholders.

3.

The amended Bylaws clarify the advance notice deadlines in Section 2.03(B), which establish when a stockholder must notify the Company that it intends to nominate directors or propose other business at a special meeting of stockholders.

4.	The amended Bylaws update the information that must be included in a notice under Section 2.03. Among other things, the amendments require a stockholder that intends to propose a nomination or other business to provide information about (a) its ownership of derivative securities of the Company; (b) any relationships pursuant to which such stockholder has the right to vote any shares of the Company; (c) any interest in any hedging transaction in a security of the Company; (d) any rights to dividends on the shares of the Company that are separate from the underlying shares of the Company; (e) any proportionate interest in any security of the Company held indirectly; (f) any performance-related fees that such stockholder is entitled to receive as a result of an increase or decrease in the value of the Company’s shares.

5.	The amended Bylaws require that, if the proposal relates to any business other than a nomination of a director or directors, the notice must include a description of any agreement, arrangement or understanding between such stockholder and beneficial owner, if any, in connection with such proposal.

6.

The amended Bylaws require that, with respect to any person the stockholder proposes to nominate for election or reelection to the Board of Director, the notice include (a) a description of all direct and indirect compensation and any other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among such stockholder and the beneficial owner, if any, and each proposed nominee and (b) a completed and signed questionnaire, representation and agreement, in a form provided by the Company, with respect to the background and qualification of such person and any other person or entity on whose behalf the nomination is being made.

The preceding description is qualified in its entirety by reference to the amended and restated Bylaws of Mueller Water Products, Inc., which are filed as Exhibit 3.1 to this report and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws of Mueller Water Products, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2008	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Robert Barker
Robert Barker
Executive Vice President, General Counsel and Corporate Secretary

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